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                                                                    EXHIBIT 99.3

                                   EXHIBIT 3

                                POWER OF ATTORNEY

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for VISX, Incorporated on January 16, 2002, Accession Number 0000912057-02-001533 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed, Inc. filed as
Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for VISX, Incorporated on January 16, 2002, Accession Number 0000912057-02-001533 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Investment Management Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for VISX, Incorporated on January 16, 2002, Accession Number 0000912057-02-001533 and incorporated herein by reference.